UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2012

DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-21513	76-0509661
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

7272 Pinemont
Houston, Texas	770040
(Address of principal executive offices)	(zip code)

(713) 996-4700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01 Other Events.

On January 3, 2012, DXP filed a certificate of correction to reverse its July 26, 2011 amendment to its Restated Articles of Incorporation.  As a result the number of shares of each class and their respective par values were put back to their levels prior to the July 26, 2011 amendment as follows: (i) the number of shares designated as Series A Preferred Stock increased from 1,122 to 1,000,000, (ii) the number of shares designated as Series B Preferred Stock increased from 15,000 to 1,000,000, (iii) the number of shares of undesignated preferred stock was reduced by the number of shares redesignated as Series A Preferred Stock and Series B Preferred Stock, and (iv) the par value per share of the Series B Preferred Stock and undesignated Preferred Stock increased from $0.0001 per share to $1.00 per share.

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Description

99	Certificate of Correction filed January 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

Dated: January 5, 2012	By:	/s/ MAC MCCONNELL
Mac McConnell Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description

99	Certificate of Correction filed January 4, 2012